UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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CommonWealth REIT
(Name of Registrant as Specified In Its Charter)

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On January 16, 2014, CommonWealth REIT issued the following press release:

* * * * *

FOR IMMEDIATE RELEASE

CommonWealth REIT Responds to Keith Meister of Corvex

Declining Board Seat Offer

Newton, MA (January 16, 2014): CommonWealth REIT (NYSE: CWH) today made the following statement in response to Keith Meister of Corvex Management LP, or Corvex, declining an invitation to join the CWH Board:

Board Statement:

“The CommonWealth Board is disappointed that Keith Meister of Corvex declined our invitation to join the Board and work with us constructively for the benefit of all CWH shareholders.  Corvex’s response is further evidence that Corvex and the Related Companies are pursuing a hostile takeover of CWH for their own benefit and are not committed to advancing the best interests of and creating value for all CWH shareholders.”

“We are pleased to have recently added two highly qualified, Independent Trustees to the CWH Board, and in light of Keith Meister’s rejection of our invitation to join the Board, the Nominating and Governance Committee will continue to work with Korn / Ferry International to identify additional Independent Trustee candidates.”

CommonWealth REIT is a real estate investment trust that primarily owns office properties located throughout the United States. CWH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S AND ITS BOARD’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH’S CONTROL. FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE OR THEIR IMPLICATIONS.

ADDITIONAL INFORMATION REGARDING THE CONSENT SOLICITATION

CWH, its Trustees and certain of its executive officers, and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the solicitation being conducted by Corvex/Related.  On December 26, 2013, CWH filed a revised preliminary consent revocation statement with the Securities and Exchange Commission, or SEC, in response to the Corvex/Related solicitation.  CWH will furnish a definitive consent revocation statement to its shareholders, together with a WHITE consent revocation card when available.  SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT CWH WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of the potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the preliminary consent revocation statement and other materials to be filed by CWH with the SEC in connection with the solicitation of revocations of consents.

Shareholders may obtain free of charge copies of the consent revocation statement and any other documents (when available) filed by CWH with the SEC in connection with the Corvex/Related solicitation at the SEC’s website (http://sec.gov), at CWH’s website (http://cwhreit.com) or by requesting these materials from Timothy Bonang, by phone at (617) 796-8222, or by mail at Two Newton Place, 255 Washington Street, Newton, MA 02458 or by requesting materials from the firm assisting the CWH in the solicitation of consent revocations, Morrow & Co., LLC, toll free at (800) 276-3011 (banks and brokers call collect at (203) 658-9400).

Media Contacts:

Joele Frank Wilkinson Brimmer Katcher

Andrew Siegel/Jonathan Keehner

212-355-4449

Or

Investor Contact:

Timothy A. Bonang, 617-796-8222

Vice President, Investor Relations

www.cwhreit.com